UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, Cerner Corporation ("Cerner" or the "Company") announced the appointment of David T. Feinberg, M.D. as its Chief Executive Officer (principal executive officer) and President, to be effective October 1, 2021 (the "Effective Date"). Dr. Feinberg will also be appointed to the Company's Board of Directors (the "Board") as a Class I Director on the Effective Date to fill the vacancy that will be created on that date when Brent Shafer transitions from Chairman and Chief Executive Officer to Senior Advisor.

Dr. Feinberg, age 59, is joining Cerner after serving since 2019 as Vice President of Google Health, where he led Google's worldwide health efforts, bringing together groups from across Google and Alphabet that used artificial intelligence, product expertise and hardware to take on big healthcare challenges. In this role, he was responsible for organizing and innovating Google's various healthcare initiatives. Prior to joining Google, from 2015 to 2019, Dr. Feinberg served as the President and Chief Executive Officer of Geisinger Health System, a physician-led health system. At Geisinger, Dr. Feinberg led an operational turnaround and pushed the use of new platforms and tools including an IT system called a Unified Data Architecture, which allowed the company to integrate big data into their existing data analytics and management systems. Prior to Geisinger, Dr. Feinberg worked at UCLA for more than 20 years and served in a number of leadership roles, including President, CEO and Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA's Ronald Reagan Medical Center. Dr. Feinberg serves as a member of the board of directors of Emmett Douglas, Inc. (NYSE: DEI).

There is no arrangement or understanding between Dr. Feinberg and any other person pursuant to which he was appointed as the Company's Chief Executive Officer and President, and there is no family relationship between Dr. Feinberg and any directors or executive officers of the Company. Dr. Feinberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an Executive Employment Agreement with Dr. Feinberg to be effective as of the Effective Date (the "Employment Agreement"). As approved by the Board's Compensation Committee, upon the Effective Date, Dr. Feinberg will be entitled to, among other things: (i) an initial annual base salary of $900,000; (ii) an initial annual target cash bonus level opportunity of $1,350,000 under the Cerner 2018 Performance Plan, as amended (the "CPP"); (iii) an award of a number of Cerner restricted stock units ("RSUs") equal to $13,500,000 divided by the closing sale price of Cerner common stock on the date of grant, which will be awarded during Cerner's 2022 executive annual performance and compensation cycle at the same time and with the same conditions as other Section 16 officer annual grants (the "2022 Annual Equity Grant"); (iv) an award of RSUs equal to $3,375,000 divided by the closing sale price of Cerner common stock on the date of grant (the “2021 Prorated Equity Grant”), representing one quarter of the value of his 2022 Annual Equity Grant to reflect his service to Cerner during the fourth quarter of 2021; (v) a one-time cash bonus of $375,000 primarily to replace his accrued annual incentive with his current employer; (vi) a one-time new hire award of a number of Cerner RSUs equal to $15,000,000 divided by the closing sale price of Cerner common stock on the date of grant (the "Make Whole Grant") to replace the potential value of equity compensation forfeited by Dr. Feinberg as a result of his resignation from his former employer to accept his position with Cerner; and (vii) personal use of Cerner's corporate aircraft up to a value not to exceed $100,000 annually, excluding "deadhead" hours and any additional incremental cost incurred in connection with Cerner's decision to require Dr. Feinberg to use third party aircraft instead of Company-owned aircraft when business needs dictate. The 2022 Annual Equity Grant, the 2021 Prorated Equity Grant and the Make Whole Grant to be awarded to Dr. Feinberg will each consist of 50% time-based RSUs and 50% performance-based RSUs ("PSUs").

The time-based RSU portion of the 2022 Annual Equity Grant will vest ratably in equal amounts over three years, and the PSU portion of the 2022 Annual Equity Grant will cliff vest on the third anniversary of the grant date, subject to achieving performance metrics established by the Compensation Committee and continued employment through the vest date. The time-based RSU portion of the 2021 Prorated Equity Grant will vest ratably in equal amounts over three years, and the PSU portion of the 2021 Prorated Equity Grant will cliff vest on May 7, 2024, subject to achieving the 2021-2023 PSU performance metrics established by the Compensation Committee during the 2021 compensation cycle and continued employment through the vest date. The time-based RSU portion of the Make Whole Grant will vest over three years on the following schedule: (i) half of the time-based RSUs ($3,750,000 of the RSU grant date value) will vest after one year; (ii) one-quarter of the time-based RSUs ($1,875,000 of the RSU grant date value) will vest after two years; and (iii) the remaining one-quarter of the time-based RSUs ($1,875,000 of the RSU grant date value) will vest after three years. The PSU portion of the Make Whole Grant will cliff vest on May 7, 2024, subject to achieving the 2021-2023 PSU performance metrics established by the Compensation Committee during the 2021 compensation cycle and continued employment through the vest date.

Under the Employment Agreement, Dr. Feinberg's employment with Cerner will be "at will," which means that Dr. Feinberg's employment thereunder may be terminated at any time, for any reason or for no reason at all by either Dr. Feinberg or the Company. Dr. Feinberg will also be entitled to receive the benefits generally provided to other Cerner associates, and such other benefits as determined by the Board from time to time, as well as reimbursement for reasonable business expenses and relocation assistance for his relocation to Kansas City.

The Employment Agreement includes contractual rights to severance payments and benefits upon certain termination events as follows (capitalized terms used below, but not otherwise defined have the respective meanings given such terms in the Employment Agreement):

Termination by us for Cause or on account of death or Disability, or resignation by Dr. Feinberg other than in the event of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control): If Dr. Feinberg's employment is terminated by Cerner for Cause or on account of Dr. Feinberg's death or Disability, Dr. Feinberg will be entitled to: (i) any accrued but unpaid base salary; (ii) any owed reimbursements for unreimbursed business expenses; and (iii) such employee benefits (including equity compensation or cash bonuses earned as of the termination date but not yet paid), if any, to which Dr. Feinberg may be entitled under Cerner's employee benefit plans as of his termination date (the foregoing amounts described in clauses (i), (ii) and (iii) are collectively referred to as the "Accrued Amounts"). If Dr. Feinberg resigns other than on account of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control), Dr. Feinberg will be entitled to the Accrued Amounts; provided, that if he resigns with fewer than 30 days' notice, or leaves employment prior to the end of the 30-day notice period without Cerner's permission, Dr. Feinberg will only be entitled to the Accrued Amounts through the date he submits a notice of resignation.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Dr. Feinberg following Constructive Termination, in each case, prior to a Change in Control or more than 12 months after a Change in Control: Subject to Dr. Feinberg executing and delivering a severance agreement and release, if prior to a Change in Control or at any time after 12 months following a Change in Control, Dr. Feinberg's employment is terminated by Cerner for any reason other than Cause or on account of death or Disability or Dr. Feinberg resigns following a Constructive Termination, Dr. Feinberg will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

•Severance Pay: two times the sum of (i) Dr. Feinberg's annual base salary at the time of the termination (provided, however, that if Dr. Feinberg resigns from employment following a Constructive Termination because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary in effect immediately prior to such reduction), and (ii) the average annual cash bonus received during the three-year period immediately preceding the termination (or such lesser number of years if Dr. Feinberg has not been employed by Cerner for three years), or if his termination occurs before any annual cash bonus under the CPP has been paid to him, then the initial annual target cash bonus level opportunity of $1,350,000. These severance payments will generally be payable pro rata during a 24-month severance term on Cerner's regular paydays.

•Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Dr. Feinberg and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Dr. Feinberg's termination) and the monthly amount

Dr. Feinberg was paying for such coverage at the effective date of his termination, payable pro rata during the 24-month severance term.

•Equity Awards: (a) immediate vesting of the time-based RSU portion of the Make Whole Grant; (b) the outstanding unvested PSU portion of the Make Whole Grant will vest or be forfeited in accordance with the terms of the award agreements, if the applicable performance goals are satisfied; and (c) except as provided in (a), immediate vesting of any shares or other property relating to time-based restricted stock or time-based RSU awards having a "date of grant" or "grant date" (as listed in such awards) that is at least 12 months before the effective date of Dr. Feinberg's termination and that were originally, ignoring the application of this acceleration and assuming continuous employment, scheduled to vest by the second anniversary of the effective date of his termination.

Per the terms of his Employment Agreement, the following equity awards would be forfeited: (x) all performance-based equity awards that have not settled (regardless of whether the original performance-based vesting criteria may have been satisfied) by the effective date of his termination, other than the PSU portion of his Make Whole Grant; (y) all time-based restricted stock or time-based RSU awards having a "date of grant" or "grant date" within 12 months of the effective date of his termination, other than the time-based RSU portion of his Make Whole Grant; and (z) all shares subject to stock options that have not vested as of the effective date of his termination.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Dr. Feinberg for Good Reason, in each case, within 12 months following a Change in Control: Subject to Dr. Feinberg executing and delivering a severance agreement and release, if there is a Change in Control of Cerner and within 12 months following the effective date of the Change in Control Dr. Feinberg's employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or Dr. Feinberg resigns for Good Reason, Dr. Feinberg will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions), subject to the modified Section 280G carve-back discussed below:

•Severance Pay: two times the sum of (i) Dr. Feinberg's annual base salary at the time of the termination or resignation (provided, however, that if Dr. Feinberg resigns from employment for Good Reason within 12 months following the date a Change in Control becomes effective because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary in effect immediately prior to such reduction), and (ii) the average annual cash bonus received during the three-year period immediately preceding the termination or resignation (or such lesser number of year if Dr. Feinberg has not been employed by Cerner for three years). These severance payments will be payable in a lump sum payment.

•Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Dr. Feinberg and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Dr. Feinberg's termination) and the monthly amount Dr. Feinberg was paying for such coverage at the effective date of his termination, payable pro rata during the 24 months following the termination or resignation.

•Equity Awards: immediate vesting of all outstanding unvested equity awards granted to Dr. Feinberg under any Cerner equity incentive plans. Outstanding equity awards with performance-based vesting will become vested or settled assuming the greater of (i) actual level of achievement if the performance period was concluded at the time of Change in Control or where shares are banked based on achievement of incremental performance metrics but have not yet fully vested at the time of the Change in Control, or (ii) "at-target" levels assuming the "at-target" levels of goal achievement had been attained.

Any of the above-described severance payments, equity award acceleration benefits or other benefits that are subject to the modified Section 280G carve-back may be reduced if (i) any portion of such payments or benefits become subject to the golden parachute penalty provisions under Section 280G or Section 4999 of the Internal Revenue Code and (ii) by reducing such payments or benefits Dr. Feinberg is able to receive a larger portion of such payments and benefits by being able to avoid such golden parachute penalties.

During the term of the Employment Agreement and thereafter, Dr. Feinberg will agree to maintain the confidentiality of the Company's confidential information and trade secrets and to assign to the Company any work product which results from any work performed for Cerner or relating directly to the business of the Company (except for any work product that fully qualifies under Section 2870 of the California Labor Code if California law applies to the Employment Agreement). Additionally, if Cerner reimburses Dr. Feinberg for relocation expenses outside of California, Dr. Feinberg has agreed that, during the term of his Employment Agreement and for a two-year period thereafter, he will not (i) provide services that compete with the Company to any of the competitors listed in the Employment Agreement, (ii) solicit employees of the Company, or (iii) make recklessly or maliciously false accusations or remarks to disparage the Company's solutions or services. Regardless of whether California law applies, Dr. Feinberg has agreed that he will neither: (i) engage in unfair competition against Cerner; nor (ii) use any of Cerner’s Trade Secrets to (a) identify existing Cerner clients for his own benefit or the benefit of any other firm or entity, or (b) facilitate the solicitation for his own personal benefit or the benefit of any other firm or entity of any existing Cerner client whom he serviced or about whom he otherwise gained Confidential Information during his employment with Cerner.

If Dr. Feinberg breaches any confidentiality, non-competition or other material provision of the Employment Agreement following the termination of his employment with Cerner, or engages in any Detrimental Conduct as defined in the Cerner Corporation Incentive Awards and Severance Payment Clawback Policy for Executive Officers and Applicable Persons, originally effective January 1, 2021 and as may be amended from time to time (the "Clawback Policy"), in addition to Cerner's other remedies, the delivery of severance payments and benefits to Dr. Feinberg and the vesting of any equity incentive awards in connection with such termination as described above will cease, and Dr. Feinberg will be required to reimburse Cerner the amount of severance payments delivered prior to the breach or Detrimental Conduct and forfeit all equity incentive awards (or the proceeds of any exercised or sold awards) that vested based on or after such termination and prior to the breach or Detrimental Conduct, if and to the extent so provided under the Clawback Policy with respect to severance.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission (the "SEC").

In addition, the Company will enter into an indemnification agreement with Dr. Feinberg, on substantially the same terms as the indemnification agreements the Company previously entered into with its other officers and directors. The Company has previously filed a form of this indemnification agreement as Exhibit 99.1 to the Company's Current Report on Form 8-K, as filed with the SEC on June 3, 2010.

As previously reported on the Company's Current Report on Form 8-K filed with the SEC on May 5, 2021, on the Effective Date, Mr. Shafer will cease to serve as CEO and Chairman of the Board and will transition to Senior Advisor. Donald D. Trigg, the Company's current President, will depart the Company, effective immediately. Mr. Trigg's departure will be treated as a termination by Cerner without "Cause" as defined in Mr. Trigg's Executive Severance Agreement, dated September 11, 2017, as amended by letter agreement dated effective as of February 19, 2021. Subject to his execution and non-revocation of a Separation Agreement containing a general release of claims, Mr. Trigg will be entitled to receive severance benefits and the vesting of his outstanding equity awards pursuant to the terms of his Executive Severance Agreement.

In addition, the Board has determined to separate the roles of Chairman of the Board and Chief Executive Officer when Dr. Feinberg joins the Company, and has appointed William D. Zollars, the current Lead Independent Director, as independent Chairman of the Board effective as of the Effective Date. Dr. Feinberg will not receive additional compensation for serving as a Director, and it is not contemplated at the time of this filing that he will be appointed to any committees of the Board.

Item 7.01 Regulation FD Disclosure.

On August 19, 2021, the Company issued a press release announcing certain of the matters disclosed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated August 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: August 19, 2021	By:	/s/ Daniel P. Devers
Daniel P. Devers, Executive Vice President,
Chief Legal Officer and Secretary